UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2011

IGEN NETORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 H Street NW, Suite 920, Washington, DC		20005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 202-507-3391

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 1, 2011 Monty Ormsby resigned as chief executive officer of our Company. Mr. Ormsby will remain as a director of our Company.  There were no disagreements between Mr. Ormsby and the Company on any matter relating to the Company’s operations, policies or practices.

On August 31, 2011 we appointed Neil Chan as a director of our Company. Mr. Chan was then appointed Chief Executive Officer of the Company.

Mr Chan is a career technologist who has pioneered the early adoption of disruptive technologies in more than 45 countries over the last 30 years.  From start-up to $400M in annual revenues, Mr Chan has led and created sales, marketing, and service organizations during the development of wireless data infrastructure, mobile content, Software-as-a-Service for commercial fleets, and HFC broadband infrastructure.   Mr Chan led the technology transfer initiative between Canada and Mainland China on behalf of Spar Aerospace and Gandalf Technologies Inc. during the mid-1980s along with training, product marketing and sales responsibilities for growing Gandalf's export markets; shortly after Mr Chan was recruited to Motorola Inc., to lead the product marketing of the industry's first mobile data solutions for public safety, taxi, utility, and field service markets.  Mr Chan led Motorola's initiative to expand into public data networks throughout the Asia Pacific region during the 1990s and subsequently was promoted to Managing Director to lead the expansion of HFC data and voice broadband networks throughout the region.  In the spring of 2000, Mr Chan joined Airvana Inc., to lead business development for the early adoption of CDMA-based broadband wireless networks which today continue to serve millions of users throughout North America and Latin America.  Most recently, Mr Chan led worldwide sales and marketing of fleet management services for WebTech Wireless Inc. that contributed five years of growth and industry leadership across government and transportation markets.  Mr Chan has served on the Executive Review Board of Royal Roads University and continues to mentor and support early stage technology companies.  Mr Chan is Chairman and CEO of the privately-held Gogiro Internet Group.

Mr Chan and the Company have entered into an employment contract whereby Mr. Chan will receive $60,000 per annum, performance bonuses at the discretion of the Board, and stock options to acquire 1,500,000 common shares of the Company at an exercise price no greater than $0.30 per share or at a maximum discount as set forth by the Board.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

/s/ Neil Chan

Neli Chan
Chief Executive Officer and Director

Date: August 31, 2011